UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
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SCHEDULE 14A INFORMATION
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VIANT TECHNOLOGY INC.
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Viant Technology Inc.
2722 Michelson Drive, Suite 100
Irvine, California 92612

Dear Stockholder,

The definitive proxy statement for the 2025 Annual Meeting of Stockholders (the “Proxy Statement”) of Viant Technology Inc., a Delaware corporation (the “Company”), to be held on June 5, 2025 (the “Meeting”), was filed with the Securities and Exchange Commission on April 23, 2025. Since then, there have been developments regarding the Board of Directors of the Company (the “Board”). We are reaching out to you to describe these recent events and to supplement portions of the Proxy Statement as set forth in this Supplement to the Proxy Statement.

Recent Developments

On May 10, 2025, the Board elected Brett Wilson as a Class II director of the Company and appointed Mr. Wilson to the Board’s Audit Committee, in each case effective on May 12, 2025. The Board determined that Mr. Wilson qualifies as “independent” in accordance with the listing requirements of The Nasdaq Stock Market and satisfies the independence requirements under the Nasdaq listing rules and Rule 10A-3(b)(1) of the Exchange Act.

Mr. Wilson is a co-founder and general partner at Swift Ventures (“Swift”), a venture capital firm, which was founded in 2021. Prior to founding Swift, Mr. Wilson served as VP and GM, Advertising, at Adobe Inc. (“Adobe”) from 2016 to 2019. From 2007 to 2016, Mr. Wilson served as co-founder and CEO of TubeMogul (formerly, Nasdaq: TUBE), which was a leading software company for brand advertising, specializing in digital video advertising and programmatic buying, prior to its acquisition by Adobe in 2016. Mr. Wilson currently serves on the boards of directors of various private companies, including WeTravel, Inc., Arize AI, Inc. and Capsule.Video Inc. He also serves on the board of advisors of the University of California, Berkeley, Haas School of Business. Mr. Wilson received a B.S. degree from California State University, Chico, and his M.B.A. from the University of California, Berkeley, Haas School of Business. We believe Mr. Wilson is qualified to serve on our Board because of his significant digital advertising expertise and management experience, which we believe provides valuable insight for our business.

Mr. Wilson does not beneficially own any securities of the Company.

Following Mr. Wilson’s appointment to the Board’s Audit Committee, the Company regained compliance with the Audit Committee composition requirements under Rule 5605(c)(2)(A) of the Nasdaq Stock Market LLC.

The above recent developments will have no impact on the items to be voted on at the Meeting or on any proxy previously submitted.

Sincerely,

Tim Vanderhook
Chief Executive Officer and Chairman